As filed with the Securities and Exchange Commission on May 31, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Keysight Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-4254555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Fountaingrove Parkway
Santa Rosa, California 95403
(Address of Principal Executive Offices) (Zip Code)
Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan
(Full title of the plan)

Jeffrey K. Li, Esq.
Senior Vice President, General Counsel and Secretary
Keysight Technologies, Inc.
1400 Fountaingrove Parkway
Santa Rosa, California 95403
(Name and address of agent for service)
(800) 829-4444
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:
Juliano Banuelos, Esq.
William L. Hughes, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street, San Francisco, California 94105
(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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KEYSIGHT TECHNOLOGIES, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (this “Registration Statement”) is being filed for the purpose of registering additional shares of common stock of Keysight Technologies, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2014 Equity and Incentive Compensation Plan, as amended and restated. These additional shares of common stock are securities of the same class and relate to the same employee benefit plan as other securities for which a registration statement on Form S-8 (No. 333-199507) was filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2014, the contents of which are hereby incorporated by reference. An additional 6,155,000 shares of common stock have become reserved for issuance as a result of the amendment and restatement of the Registrant’s 2014 Equity and Incentive Compensation Plan effective as of March 21, 2024.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement:

(a)the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended October 31, 2023, filed with the Commission on December 15, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”);

(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)the description of the Registrant’s common stock contained in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 3, 2014, as updated by the description of the Registrant’s common stock contained in Exhibit 4.5 to the Form 10-K (incorporated by reference therein to Exhibit 4.5 to the Registrant's annual report on Form 10-K for the fiscal year ended October 31, 2022).

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

    Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

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Item 8.Exhibits

The following documents are filed as exhibits to this Registration Statement.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc.	10-Q	001- 36334	3.1	5/31/2024

4.2	Amended and Restated Bylaws of Keysight Technologies, Inc.	10-Q	001- 36334	3.2	5/31/2024

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan (As Amended and Restated Effective on March 21, 2024).	10-Q	001- 36334	10.1	5/31/2024

107	Filing Fee Table					X

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, California, on this 31st day of May, 2024.

KEYSIGHT TECHNOLOGIES, INC.

/s/ Satish C. Dhanasekaran
Satish C. Dhanasekaran
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Jeffrey K. Li and JoAnn Juskie as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Satish C. Dhanasekaran	President, Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2024
Satish C. Dhanasekaran

/s/ Neil P. Dougherty	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 31, 2024
Neil P. Dougherty

/s/ Lisa M. Poole	Vice President, Principal Accounting Officer, Corporate Controller (Principal Accounting Officer)	May 31, 2024
Lisa M. Poole

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/s/ James G. Cullen	Director	May 31, 2024
James G. Cullen

/s/ Charles J. Dockendorff	Director	May 31, 2024
Charles J. Dockendorff

/s/ Richard P. Hamada	Director	May 31, 2024
Richard P. Hamada

/s/ Michelle J. Holthaus	Director	May 31, 2024
Michelle J. Holthaus

/s/ Paul A. Lacouture	Director	May 31, 2024
Paul A. Lacouture

/s/ Ronald S. Nersesian	Chairman of the Board	May 31, 2024
Ronald S. Nersesian

/s/ Jean M. Nye	Director	May 31, 2024
Jean M. Nye

/s/ Joanne B. Olsen	Director	May 31, 2024
Joanne B. Olsen

/s/ Robert A. Rango	Director	May 31, 2024
Robert A. Rango

/s/ Kevin A. Stephens	Director	May 31, 2024
Kevin A. Stephens

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